Exhibit 21


                     Subsidiaries of Marcam Solutions, Inc.

     Unless otherwise noted, the Company owns, directly or indirectly, 100% of the outstanding voting securities of the following corporations

                                               Jurisdiction of
             Name                              Incorporation
             ----                              -------------
GmbH Holdings Corporation                      Delaware

MaCam K.K.                                     Japan

Maincor Consulting Inc.                        Canada

Marcam Argentina S.A.(1)                       Argentina

Marcam Asia Pacific Pte. Ltd.                  Singapore

Marcam Australia Pty Limited                   Australia

Marcam do Brazil Sistemas Ltda.                Brazil

Marcam Canada Corporation                      Canada

Marcam Canada Holding Corporation              Canada

Marcam Europe Limited                          United Kingdom

Marcam Europe Middle East & Africa S.a.r.l.    France

Marcam France S.a.r.l.                         France

Marcam GmbH                                    Germany

Marcam International Sales Corporation         Virgin Islands

Marcam Nederland B.V.                          Holland

Marcam Securities Corporation                  Massachusetts

Marcam Solutions Ltd.                          United Kingdom

Marcam UK Company                              United Kingdom

ShawWare, Inc.                                 Oregon

--------------------------------------------
(1) 1% owned by Gonzalo E. Caceres